Exhibit 10.10
THE HOUSTON EXPLORATION COMPANY
AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”) is made between The Houston Exploration Company, a Delaware corporation (the “Company”), and «Director_Name» (the “Director”). The Company considers that its interests will be served by granting Director shares of restricted common stock of the Company as an inducement for his or her continued and effective performance of services as a member of the Board of Directors of the Company (the “Board” or “Board of Directors”). The Board of Directors has adopted, and the stockholders have approved, The Houston Exploration Company Amended and Restated 2004 Long Term Incentive Plan (the “Plan”). The Director is a participant in the Plan.
     IT IS AGREED:
     § 1 Grant. On «Date_of_Grant» (the “Grant Date”), the Company hereby grants to the Director a Restricted Stock Award (the “Award”) for « ___» shares of the common stock of the Company, $.01 par value per share, subject to adjustment as provided in the Plan. This grant is being made pursuant to Section 8.5 of the Plan.
     § 2 Vesting and Forfeitures. Director will vest in the Restricted Stock if Director continuously remains a director of the Company or an Affiliate through the earlier of (i) three years from the date of grant or (ii) such date as Director’s continuous service as a director with the Company or an Affiliate terminates by reason of death, disability or retirement.
     Director also will vest in all of the shares of Restricted Stock immediately prior to a Change of Control if Director has continued to serve as a director of the Company or an Affiliate until such time.
     If Director voluntarily resigns, declines to stand for re-election or is removed from the Board, Director will forfeit all unvested shares, unless the Board, in its discretion, accelerates vesting upon such termination. A transfer from the Board to the board of directors of an Affiliate, however, will not be treated as a termination of service on the Board under this § 2.
     The shares forfeited under this § 2 (together with any distributions made with respect to the shares that have been held by the Company) automatically will revert back to the Company.
     § 3 Stockholder Rights. Director will have the right to vote the shares of Restricted Stock while the shares remain subject to forfeiture under § 2. Any cash or stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture under § 2 will be held by the Company, and Director’s rights to receive such dividends or other property will vest under § 2 at the same time as the shares with respect to which the dividends or other property are attributable and will be payable in the form of Stock as provided in the Plan.

If Director forfeits shares under § 2, Director will at the same time forfeit Director’s right to vote the shares and to receive dividends paid with respect to the shares.
     § 4 Stock Certificates. The Company will issue a stock certificate for the shares of Restricted Stock in the name of Director upon Director’s execution of the irrevocable stock power in favor of the Company attached hereto as Exhibit A. The Company will hold the stock certificate representing such shares and any distributions made with respect to such shares until such time as the shares have vested or have been forfeited. As soon as practicable after each vesting date, the Company will transfer to Director or Director’s delegate physical custody of a stock certificate reflecting the shares that have vested and become nonforfeitable on such date (and also reflecting any distributions made with respect to such shares that have been held by the Company).
     § 5 No Transfer. Director shall have no right to transfer or otherwise alienate or assign Director’s interest in any shares of Restricted Stock before Director vests in the shares under § 2.
     § 6 Rule 16b-3. The Company shall have the right to amend this Restricted Stock grant to withhold or otherwise restrict the transfer of the shares of Restricted Stock to Director as the Company deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the Securities Exchange Act of 1934, as amended, might be applicable to the grant or transfer.
     § 7 Other Laws. The Company may refuse to transfer shares of Restricted Stock to Director if the Compensation and Management Development Committee receives the written opinion of a nationally recognized law firm to the effect that the transfer of such shares would violate any applicable law or regulation, in which event the Company shall use all commercially reasonable efforts to take such action as the Compensation and Management Development Committee, upon consultation with legal counsel, shall deem necessary in its sole discretion, to facilitate the legal transfer of the shares as soon as practicable.
     § 8 Governing Law. The Plan and this Agreement are governed by the laws of the State of Texas.
     § 9 Binding Effect. This Agreement is binding upon the Company, its Affiliates and Director and their respective heirs, executors, administrators and successors.
     § 10 Headings and Sections. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any references to sections (§) in this Agreement shall be to sections (§) of this Agreement unless otherwise expressly stated as part of such reference.
     § 11 Resolution of Disputes. In the event of any difference of opinion between Director and the Company concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation and Management Development Committee.
     § 12 Plan and Award Agreement. This Award is subject to all of the terms and conditions in this Agreement and in the Plan. If a determination is made that any term or condition in this Agreement is inconsistent with the Plan, the Plan will control. All of the capitalized terms not otherwise defined in this Agreement will have the same meaning in this Agreement as in the Plan. A copy of the Plan is provided with this Agreement and will be available to Director upon request to the Secretary of the Company.
     § 13 Code Section 83(b) Election. Director shall be permitted to make an election under Code Section 83(b), to include an amount in income in respect of this Award of Restricted Stock in accordance with the requirements of Code Section 83(b).
Signature Page Follows

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered effective as of the Grant Date.

THE HOUSTON EXPLORATION COMPANY

Company Officer

«Director_Name»
Director

Exhibit A
IRREVOCABLE STOCK POWER
     For value received, as a condition to the issuance to the undersigned of the « ___» shares of restricted common stock (the “Restricted Stock”) of The Houston Exploration Company (the “Company”) subject to that certain Restricted Stock Award Agreement dated as of «Date_of_Grant» (the “Agreement”), the undersigned hereby assigns and transfers to the Company, effective upon the occurrence of any forfeiture event described in the Agreement, any then-unvested shares of Restricted Stock for purposes of effecting any forfeiture called for under § 2 of the Agreement, and does hereby irrevocably give the Company the power (without any further action on the part of the undersigned) to transfer such shares of stock on the books of the Company to effect any such forfeiture. This irrevocable stock power shall expire automatically with respect to the shares of stock subject to such Restricted Stock grant on the date such shares of stock are no longer subject to forfeiture under § 2 of the Agreement or, if earlier, immediately after such a forfeiture has been effected with respect to such shares of stock.

Signature

«Director_Name»

Date

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